UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2016 (April 3, 2016)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2016, Robert Ripp, age 74, informed Axiall Corporation (the “Company”) that he will not stand for re-election to the Company’s Board of Directors (the “Board”) at its 2016 annual meeting of stockholders. Mr. Ripp informed the Company that his decision reflects his desire to reduce his board commitments and affirmed that the decision is not a result of a disagreement with the Board or its management. The Board has taken action to decrease the size of the Board from ten to nine, effective upon the expiration of Mr. Ripp’s term as a director.

Item 8.01	Other Events.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

In addition, on April 7, 2016, the Company issued a press release announcing that it had filed preliminary proxy materials with the Securities and Exchange Commission (the “SEC”) in connection with its 2016 annual meeting of stockholders (the “2016 Annual Meeting”). A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 7, 2016

Additional Information

In connection with the 2016 Annual Meeting, Axiall has filed a preliminary proxy statement and other documents regarding the 2016 Annual Meeting with the SEC and will mail the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the 2016 Annual Meeting. STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. The final proxy statement will be mailed to stockholders. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Axiall at its website, www.axiall.com, or 1000 Abernathy Road NE, Suite 1200, Atlanta, GA 30328, Attention: General Counsel.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2016 Annual Meeting. Information concerning the Company’s participants is set forth in its proxy statement, dated April 7, 2016, for the 2016 Annual Meeting as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the 2016 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

By:	/s/ Daniel S. Fishbein
Name:	Daniel S. Fishbein
Title:	Vice President & General Counsel

Date:  April 7, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 7, 2016